Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    October 20, 2004


           RYAN'S ANNOUNCES THIRD QUARTER 2004 RESULTS
                     ______________________

     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN) reported third quarter 2004 results today.

     Third  quarter  restaurant sales were $205,331,000  in  2004

compared  to  $205,686,000 for the third quarter  of  2003.   Net

earnings  for  the  quarter amounted to $9,226,000  in  2004  and

$10,997,000 in 2003.  Earnings per share (diluted) amounted to 22 cents in 2004 compared to 25 cents in 2003.

     For  the  nine  months ended September 29, 2004,  restaurant sales increased to $633,534,000 compared to $607,382,000 for  the first  nine  months of 2003.  Net earnings for  the  nine  months amounted to $38,756,000 in 2004 compared to $37,424,000 in  2003.

Earnings  per  share  (diluted) amounted  to  89  cents  in  2004 compared to 86 cents in 2003.

     Commenting  on  the  quarter, Charles D.  Way,  CEO  of  the

Company,  said, "We had a very difficult third quarter which  was

characterized by both weak sales trends and higher costs.   Same-

store sales decreased by 3.1% for the quarter compared to a  1.2%

increase during the third quarter of 2003.  We believe that sales

continue   to  be  principally  impacted  by  declining  consumer

confidence  levels.  Gasoline prices continue  to  be  high,  and employment  reports  are very inconsistent.  In  addition,  sales were  adversely impacted by storms and power outages  related  to five  different hurricanes or tropical storms during the quarter.

We  estimate  that these very abnormal weather patterns  impacted same-store sales by approximately 0.6%."

     Our  third quarter margins were unfavorably impacted by  the

lower  sales  levels.   Store-level payroll  costs  increased  by

almost  1%  of sales due principally to the fixed-cost components of  hourly and management wages and benefits.  This category  was also  affected by increased workers' compensation  costs  due  to

higher  average  claim  costs.   Other  store-level  costs   were

impacted  by higher electricity and gas costs (up 0.4%  of  sales

collectively),   substantially  offset   by   lower   pre-opening

expenses.   Food costs remained essentially flat for the  quarter

with year-over-year beef cost comparisons improving from +19%  in

July  to  +7%  in  September.  General and  administrative  costs increased  by 0.3% of sales due to the impact of lower  sales  on this largely fixed-cost category."

     Compared  to  2003, our effective income tax  rate  for  the third  quarter  continued to benefit from certain federal  income tax  credit  hiring  programs, such as the Work  Opportunity  Tax

Credit   program,  and  from  lower  state  income  tax  expense.

Although these tax credit programs expired at the end of 2003, we continue  to  benefit from credits resulting from  our  2003  new

hires.   However, as we have progressed through 2004,  the  flow-

through impact from these credits has decreased, resulting  in  a

34.0%  effective tax rate for the third quarter of 2004  compared to  the  33.8%  rate  used during the first  half  of  the  year.

Fortunately, these tax credit programs were re-enacted in  early-

October  and  will be retroactively applied to all eligible  2004 new hires.  Therefore, we will recognize the estimated amount  of these  credits  for  all  of  2004  in  the  fourth  quarter  and anticipate an effective tax rate of around 32.6% for the quarter,

resulting in an overall 2004 rate of around 33.6%."

     We  believe that during the next six months we will continue

to   operate  in  a  difficult  business  environment.   Consumer

confidence will very likely be impacted by higher oil prices  and the related media attention, and we will also be up against same-

store  sales  comparisons that averaged +4.4% over the  six-month period.  Our objective over this period will be to operate at our best,  ensuring that each customer has a great dining  experience at  Ryan's and at Fire Mountain.  We are very excited to have new

leadership  for  our  restaurant operations.   During  the  third

quarter, Ed McCranie and Rick Kirk were named President and  Vice

President - Operations, respectively, and took on this leadership

role.   Ed and Rick each have 24 years of direct experience  with

Ryan's,  and both have contributed significantly to our  success.

They   are   committed  to  building  sales   through   excellent

operations, and we look forward to their contributions."

     At  September  29, 2004, the Company owned and operated  338 and was franchiser of 10 restaurants.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at either  www.ryansinc.com or www.prnewswire.com and following  the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food  and  labor  supply  costs;  food  and  labor availability; an adverse food safety event; weather fluctuations;

interest  rate  fluctuations; stock market conditions;  political environment  (including acts of terrorism and  wars);  and  other such  risks described from time to time in the Company's  reports filed with the Securities and Exchange Commission.

                  RYAN'S RESTAURANT GROUP, INC.

               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)


                                       Quarter Ended
                               September 29,    October 1,
                                    2004           2003
Restaurant sales               $ 205,331,000    205,686,000

Cost of sales:
 Food and beverage                72,880,000     73,185,000
 Payroll and benefits (1)         67,455,000     65,767,000
 Depreciation                      8,857,000      8,049,000
 Other restaurant expenses        29,879,000     29,820,000
     Total cost of sales         179,071,000    176,821,000

General and administrative
  expenses (1)                    10,185,000      9,561,000
Interest expense                   2,598,000      2,764,000
Royalties from franchised
  restaurants                       (265,000)      (358,000)
Other income, net                   (238,000)      (339,000)
Earnings before income taxes      13,980,000     17,237,000
Income taxes                       4,754,000      6,240,000

     Net earnings                 $9,226,000     10,997,000

Net earnings per common share:
 Basic                           $       .22            .26
 Diluted                                 .22            .25

Weighted-average shares:
 Basic                            41,679,000     42,210,000
 Diluted                          42,849,000     43,881,000


(1)  Certain  2003  incentive  bonus  amounts  for   store
     management   and  hourly  team  members   have   been
     reclassified to store-level payroll and benefits from
     general and administrative expenses to conform to the
     2004   presentation.    These   costs   amounted   to
     $1,093,000  in  2004  and  $868,000  in  2003.   This
     reclassification does not change either net  earnings
     or shareholders' equity for 2003.

                  RYAN'S RESTAURANT GROUP, INC.

               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)


                                     Nine Months Ended
                               September 29,    October 1,
                                    2004           2003
Restaurant sales             $ 633,534,000    607,382,000

Cost of sales:
 Food and beverage             221,653,000    214,991,000
 Payroll and benefits (1)      203,500,000    191,784,000
 Depreciation                   25,602,000     24,046,000
 Other restaurant expenses      88,046,000     85,124,000
     Total cost of sales       538,801,000    515,945,000

General and administrative
  expenses (1)                  30,762,000     28,214,000
Interest expense                 8,032,000      7,492,000
Royalties from franchised
  restaurants                     (951,000)    (1,165,000)
Other income, net               (1,697,000)    (1,763,000)
Earnings before income taxes    58,587,000     58,659,000
Income taxes                    19,831,000     21,235,000

     Net earnings              $38,756,000     37,424,000

Net earnings per common share:
 Basic                           $     .93            .89
 Diluted                               .89            .86

Weighted-average shares:
 Basic                          41,800,000     42,279,000
 Diluted                        43,339,000     43,752,000


(1) Certain 2003 incentive bonus amounts for store management and hourly team members have been reclassified to store-level payroll and benefits from general and administrative expenses to conform to the 2004 presentation. These costs amounted to $3,900,000 in 2004 and $2,328,000 in 2003. This reclassification does not change either net earnings or shareholders' equity for 2003.

                  RYAN'S RESTAURANT GROUP, INC.

                   CONSOLIDATED BALANCE SHEETS


                                September 29,December 31,
                                     2004        2003
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents    $ 15,908,000    8,617,000
 Receivables                     4,008,000    4,293,000
 Inventories                     5,986,000    5,648,000
 Prepaid expenses                1,647,000    1,758,000
 Deferred income taxes           5,150,000    5,150,000
  Total current assets          32,699,000   25,466,000
Property and equipment:
 Land and improvements         159,231,000  154,528,000
 Buildings                     470,212,000  449,561,000
 Equipment                     265,999,000  252,611,000
 Construction in progress       27,726,000   25,789,000
                               923,168,000  882,489,000
 Less accumulated
    depreciation               287,325,000  264,339,000
  Net property and equipment   635,843,000  618,150,000
Other assets                     9,962,000    8,073,000
  Total assets                $678,504,000  651,689,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                8,831,000    6,580,000
 Current portion of
   long-term debt               34,750,000         -
 Income taxes payable            3,314,000    1,288,000
 Accrued liabilities            44,641,000   42,590,000
  Total current liabilities     91,536,000   50,458,000
Long-term debt                 152,250,000  196,000,000
Deferred income taxes           43,076,000   42,824,000
Other long-term liabilities      5,973,000    5,467,000
  Total liabilities            292,835,000  294,749,000

Shareholders' equity:
 Common stock of $1.00 par
  value; authorized
  100,000,000 shares; issued
  41,706,000 shares in 2004
  and 41,843,000 shares in 2003 41,706,000   41,843,000
 Additional paid-in capital      2,295,000    1,412,000
 Retained earnings             341,668,000  313,685,000
  Total shareholders' equity   385,669,000  356,940,000
Commitments and contingencies
  Total liabilities and
  shareholders' equity        $678,504,000  651,689,000

                  RYAN'S RESTAURANT GROUP, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                     Nine Months Ended
                                September 29,   October 1,
                                     2004          2003
Cash flows from operating activities:
 Net earnings                     $38,756,000  37,424,000
 Adjustments to reconcile net
  earnings to net cash provided
  by operating activities:
   Depreciation and amortization   26,936,000  25,538,000
   Loss (gain) on sale of property
     and equipment                    253,000    (110,000)
   Tax benefit from exercise of
     stock options                  2,820,000     631,000
   Deferred income taxes              252,000     213,000
   Decrease (increase) in:
     Receivables      		      285,000      94,000
     Inventories                     (338,000)   (579,000)
     Prepaid expenses                 111,000    (338,000)
     Income taxes receivable           -        2,739,000
     Other assets                  (2,066,000)   (893,000)
   Increase (decrease) in:
     Accounts payable               2,251,000    (413,000)
     Income taxes payable           2,026,000   6,167,000
     Accrued liabilities            2,051,000   3,587,000
     Other long-term liabilities      506,000     714,000
Net cash provided by operating
  activities                       73,843,000  74,774,000

Cash flows from investing
  activities:
 Proceeds from sale of property
   and equipment                    6,403,000   5,845,000
 Capital expenditures             (51,108,000)(56,814,000)
Net cash used in investing
  activities                      (44,705,000)(50,969,000)

Cash flows from financing
  activities:
 Proceeds from issuance of
   senior notes                         -     100,000,000
 Debt issuance costs                    -        (158,000)
 Net repayment of revolving
   credit facility                (9,000,000)(100,000,000)
 Proceeds from stock options
   exercised                       5,360,000    1,684,000
 Purchase of common stock        (18,207,000)  (7,841,000)
Net cash used in financing
  activities                     (21,847,000)  (6,315,000)
Net increase in cash and cash
  equivalents                      7,291,000   17,490,000

Cash and cash equivalents -
  beginning of period              8,617,000    2,654,000

Cash and cash equivalents -
  end of period                 $ 15,908,000   20,144,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount
    capitalized                 $  9,853,000    8,870,000
  Income taxes                    15,413,000   12,084,000
